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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 23, 2002
 (Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
22-1326940 (IRS Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, Including Area Code:
(901) 252-8000

ITEM 5. OTHER EVENTS

        On April 23, 2002, Thomas & Betts Corporation (the "Registrant" and the "Corporation"), by a press release attached as Exhibit 20.1 to this report, and a conference call held April 24, 2002, and the script attached as Exhibit 20.2 to this report, and incorporated herein by reference, commented on the financial results for the first fiscal quarter ended March 31, 2002. Management also discussed the Corporation's outlook for 2002.

        Management provided additional detail on the $45 to $50 million in annual savings expected as a result of the manufacturing and consolidation program initiated in December 2001. As had been expected, Management said that net savings achieved in the first quarter from the program were minimal.

        Management said that the Corporation expected a modest level of savings from the manufacturing program to begin in the second quarter 2002 and increase on a graduated basis throughout the year. Beginning in the fourth quarter 2002, the Corporation expects to achieve the full level of savings, which should be approximately $12 million per quarter. The Corporation said that it expects to close an additional four manufacturing plants in the second quarter and two additional plants in future quarters.

        Management said that the Corporation received $46 million in cash tax refunds on April 24, 2002 as a result of the Corporation's decision to extend the carryback period for net operating losses from two to five years as allowed under the Job Creation and Worker Assistance Act of 2002. In total, the Corporation expects to receive approximately $55 million in cash tax refunds as a result of this decision. Management said the Corporation had no specific plans on how it would use the $55 million in cash tax refunds. It was noted that Thomas & Betts has a $44 million (50 million EURO) principal payment due in the fourth quarter 2002.

        In discussing working capital results, management said that the Corporation had reduced Days Sales Outstanding (DSO) by eight percent since the end of 2001 although the level of accounts receivables and sales were flat with the fourth quarter 2001. The reduction in DSO is due to the timing of first quarter sales, which were more heavily weighted towards the latter part of the quarter and to a reduction in past due accounts. Since initiating the turnaround program in August 2000, management said the Corporation had more than halved the level of DSO.

        When questioned about the expected tax rate for the year 2002, management indicated that 31 percent was a reasonable estimate, excluding the $11 million tax-related charge taken in the first quarter 2002.

        Capital spending is expected to total $35 to $40 million for the year 2002, including the approximately $20 million in capital spending associated with the manufacturing program.

        Management said the Corporation did not recognize any income from its minority investment in Leviton Manufacturing Co., Inc. In the first quarter, Thomas & Betts changed its method of accounting for this investment from the equity to the cost method.

        On April 9, 2002, the U.S. District Court for the Western District of Tennessee entered an Order granting in part and denying in part the Corporation's Motion to Dismiss in the shareholder class action lawsuit. The Court dismissed allegations against Clyde Moore, former chief executive officer, and Fred Jones, former chief financial officer, for violations of Section 10(b) and rule 10b-5 under the Securities Exchange Act of 1934. The Court also granted KPMG's Motion to Dismiss in a parallel shareholder class-action lawsuit.

        Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

20.1
Press Release dated April 23, 2002.

20.2
April 24, 2002 Conference Call Script.

ITEM 9. REGULATION FD DISCLOSURE

        The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the April 24, 2002 conference call script of T. Kevin Dunnigan and John P. Murphy.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ John P. Murphy John P. Murphy
Title:	Senior Vice President and Chief Financial Officer

Date: April 24, 2002

EXHIBIT INDEX

Exhibit	Description of Exhibits
20.1	Press Release dated April 23, 2002.
20.2	April 24, 2002 Conference Call Script.

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
EXHIBIT INDEX